Exhibit 10.40

PUGET SOUND ENERGY

DEFERRED COMPENSATION PLAN

FOR KEY EMPLOYEES

As Amended and Restated

Effective January 1, 2009

TABLE OF CONTENTS

Purpose

1.	Definitions

2.	Selection; Enrollment; Participation

2.1	Selection by Committee

2.2	Enrollment Requirements

2.3	Eligibility; Commencement of Participation

3.	Deferrals; Employer Contributions; Limits

3.1	Deferral Elections

3.2	Withholding of Annual Deferral Amounts

3.3	Annual Investment Plan Restoration Amount

3.4	Annual Cash Balance Restoration Amount

3.5	SERP Rollover Amount

3.6	Performance-Based Retirement Equivalent Amount

4.	Vesting; Crediting; Taxes

4.1	Vesting

4.2	Crediting or Debiting of Account Balances

4.3	FICA and Other Taxes

4.4	Withholding on Payments

5.	Interim Payments; Unforeseeable Financial Emergencies

5.1	Interim Payments

5.2	Other Benefits Take Precedence Over Interim Payments

5.3	Payments and Cancellations for Unforeseeable Financial Emergencies

6.	Retirement Benefit

6.1	Retirement Benefit

6.2	Payment of Retirement Benefit

6.3	Death Prior to Completion of Retirement Benefit

7.	Death Prior to Retirement

7.1	Pre-Retirement Survivor Benefit

7.2	Payment of Pre-Retirement Survivor Benefit

8.	Termination

8.1	Termination Benefit

8.2	Payment of Termination Benefit

9.	Disability; Leave of Absence

9.1	Disability Benefit

9.2	Paid Leave of Absence

10.	Beneficiary Designation

10.1	Beneficiary

10.2	Change; Spousal Consent

10.3	No Beneficiary Designation

10.4	Doubt as to Beneficiary

10.5	Discharge of Obligations

11.	Termination; Amendment or Modification

11.1	Termination

11.2	Amendment

11.3	Effect of Payment

12.	Administration

12.1	Committee Duties

12.2	Administrative Committee; Agents

12.3	Binding Effect of Decisions

12.4	Indemnity of Committee and Administrative Committee

13.	Other Benefits and Agreements

14.	Claims Procedures

14.1	Filing a Claim

14.2	Claim Review

14.3	Appeal

14.4	Standard of Review

14.5	Legal Action

15.	Trust

15.1	Establishment of the Trust

15.2	Relationship of This Plan and the Trust

15.3	Distributions from the Trust

16.	Miscellaneous

16.1	Status of Plan

16.2	Unsecured General Creditor

16.3	Employer's Liability

16.4	Nonassignability

16.5	Not a Contract of Employment

16.6	Furnishing Information

16.7	Captions

16.8	Governing Law

16.9	Notice

16.10	Successors

16.11	Validity

16.12	Incompetence

16.13	Court Order

16.14	Insurance

16.15	Compliance with Code Section 409A

PUGET SOUND ENERGY

DEFERRED COMPENSATION PLAN

FOR KEY EMPLOYEES

As Amended and Restated Effective January 1, 2009

Purpose

The growth and success of Puget Sound Energy, Inc. (the "Company") depends on its ability to attract, motivate and retain key employees of the highest competence, initiative, and ability.  The purpose of this Plan is to advance the interests of the Company and its shareholders through a deferred compensation program for a select group of management and highly compensated executive officers.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan was originally effective June 16, 1997.  This Plan was most recently amended and restated effective January 1, 2003 and is now amended and restated effective for all amounts deferred on or after January 1, 2005 that remain unpaid as of January 1, 2009.  All amounts earned and vested as of December 31, 2004 shall continue to be governed by the terms of the Plan in place as of December 31, 2004 in accordance with then applicable IRS guidance.  All amounts earned or vested from January 1, 2005 through December 31, 2008 shall be governed by this amendment and restatement, as modified by the operations of the Plan during such period in accordance with Code Section 409A and then applicable IRS guidance (including transition relief).  No amendment to this Plan on and after January 1, 2009 is intended to, nor shall it be deemed to, apply to other than the terms and conditions of this Plan in effect prior January 1, 2005 unless expressly provided by such amendment.

1.	Definitions

For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless a different meaning is clearly indicated by the context:

1.1	Account Balance

"Account Balance" shall mean a credit on the records of the Employer equal to the sum of the balances in a Participant's (i) Deferral Account, (ii) Company Contribution Account, (iii) Investment Plan Restoration Matching Account, (iv) Cash Balance Restoration Matching Account, and (v) Performance-Based Retirement Equivalent Account.  The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely for the determination of amounts due to a Participant or Beneficiary under this Plan.

1.2	Annual Bonus

"Annual Bonus" shall mean compensation under an Employer's annual bonus or cash incentive plans for services performed during any calendar year, excluding stock compensation and any Long-Term Incentive Awards, whether or not paid in such year or included on the federal income tax Form W-2 for such year.

1.3	Annual Cash Balance Restoration Amount

"Annual Cash Balance Restoration Amount" shall mean, for any Plan Year, the amount determined in accordance with Section 3.4.

1.4	Annual Deferral Amount

"Annual Deferral Amount" shall mean that portion of Base Salary, Annual Bonus and Long-Term Incentive Awards that a Participant defers in accordance with Section 3 for any Plan Year.  If a Participant dies, Retires, suffers a Disability (if deferrals cease in accordance with Section 9.1) or undergoes a Termination of Employment during a Plan Year, the Annual Deferral Amount for the year shall be the amount deferred prior to such event.

1.5	Annual Installment Method

"Annual Installment Method" shall mean yearly installments payable in substantially equal number of shares as described in Sections 6 and 7.

1.6	Annual Investment Plan Restoration Amount

"Annual Investment Plan Restoration Amount" for any Plan Year shall mean the amount determined in accordance with Section 3.3.

1.7	Base Salary

"Base Salary" shall mean cash compensation for services, excluding any Annual Bonus, any Long-Term Incentive Award and any other bonuses, commissions, overtime pay, fringe benefits, stock options, relocation expenses, incentive payments, nonmonetary awards, directors fees and other fees, and automobile and other allowances.  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to this Plan or other qualified or nonqualified plans of any Employer and shall include amounts excluded from compensation pursuant to Code Sections 125, 402(e)(3), 402(h), and 403(b).

1.8	Beneficiary

"Beneficiary" shall mean one or more individuals, trusts, estates or other entities, designated in accordance with Article 10 to receive benefits under this Plan upon the death of a Participant.

1.9	Board

"Board" shall mean the board of directors of the Company.

1.10	Cash Balance Plan

"Cash Balance Plan" shall mean the Retirement Plan for Employees of Puget Sound Energy, Inc., originally known as the Retirement Plan for Employees of Puget Sound Power & Light Company, established by Puget Sound Power & Light Company in 1958, as amended and restated effective March 1, 1997 and since amended.

1.11	Cash Balance Restoration Account

"Cash Balance Restoration Account" shall mean an account on the books of the Employer that reflects (i) the sum of the Participant's Annual Cash Balance Restoration Amounts, plus (ii) amounts credited to the Participant's Cash Balance Restoration Account in accordance with the crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's Cash Balance Restoration Account.

1.12	Claimant

"Claimant" shall have the meaning set forth in Section 14.1.

1.113	Code

"Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.14	Committee

"Committee" shall mean the committee described in Article 12, and, if an Administrative Committee has been appointed pursuant to Section 12.2 shall include such Administrative Committee.

1.15	Company

"Company" shall mean Puget Sound Energy, Inc., a Washington corporation, and any successor to all or substantially all of the Company's assets or business.

1.16	Company Contribution Account

"Company Contribution Account" shall mean an account on the books of the Company that reflects (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited to the Participant's Company Contribution Account in accordance with the crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's Company Contribution Account.

1.17	Company Stock Fund

"Company Stock Fund" shall mean the Measurement Fund that corresponds to the fair market value of Stock.  Reallocation of a Participant's existing Account Balance to, and investment of new contributions in, the Company Stock Fund shall cease as of such date preceding the Exchange as is designated by the Committee.  Immediately following the reallocation contemplated by Section 4.2(e), the Company Stock Fund shall cease to be offered as a Measurement Fund under the Plan.

1.18	Deferral Account

"Deferral Account" shall mean an account on the books of the Company that reflects (i) the sum of a Participant's Annual Deferral Amounts, plus (ii) amounts credited to the Participant's Deferral Account in accordance with the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's Deferral Account.

1.19	Disabled; Disability

"Disabled" shall mean a Participant who is "disabled" within the meaning of Code Section 409A and meets one of the following requirements:

(a)
He or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b)
He or she is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer; or

(c)	He or she has been determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; or

(d)	He or she is determined to be disabled in accordance with the Employer's group long-term disability plan, provided that such plan's definition complies with Treasury Regulation Section 1.409A-3(i)(4).

1.20	Disability Benefit

"Disability Benefit" shall mean the benefit set forth in Section 9.1.

1.21	Employee

"Employee" shall mean an individual who is an employee of any Employer.

1.22	Employer

"Employer" shall mean the Company and shall include any of its affiliates that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

1.23	ERISA

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.24     Exchange

"Exchange" means the exchange of shares of Puget Energy, Inc. for cash, as contemplated in that Agreement and Plan of Merger by and among Puget Energy, Inc., Padua Holdings LLC, Padua Intermediate Holdings Inc. and Padua Merger Sub Inc. dated as of October 25, 2007.

1.25	Exchange Act

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.26	Fair Market Value

"Fair Market Value" shall mean the average of the daily high and low per share trading prices for the Stock as reported daily by the New York Stock Exchange in The Wall Street Journal or similar readily available source, for a single trading day.

1.27	Fixed Amount Installment Method

"Fixed Amount Installment Method" shall mean installment payments of a fixed amount selected by the Participant as prescribed in Sections 6 and 7.  The fixed payments shall be paid until the Participant's Account Balance reaches zero.

1.28	Interim Payment

"Interim Payment" shall mean the payment described in Section 5.1.

1.29	Investment Plan

"Investment Plan" shall mean the Investment Plan for Employees of Puget Sound Energy, Inc., formerly known as the Investment Plan for Employees of Puget Sound Power & Light Company, originally adopted effective August 1, 1970, as amended and restated, as adopted by the Company effective January 1, 2005 and since amended.

1.30	Investment Plan Restoration Account

"Investment Plan Restoration Account" shall mean (i) the sum of a Participant's Annual Investment Plan Restoration Amounts, plus (ii) amounts credited to the Participant's Investment Plan Restoration Account in accordance with the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's Investment Plan Restoration Account.

1.31	Long-Term Incentive Award

"Long-Term Incentive Award" shall mean amounts paid or payable to a Participant under the Company's 2005 Long-Term Incentive Plan or any successor plan thereto.

1.32	Measurement Funds

"Measurement Funds" shall mean the funds described in Section 4.2.

1.33	Monthly Installment Method

"Monthly Installment Method" shall mean a monthly installment payment over the number of months selected by the Participant in accordance with Articles 6 and 7, calculated as provided in this Section 1.33.  The monthly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of monthly payments due the Participant.  By way of example, if the Participant elects a 120-month Monthly Installment Method, the first payment shall be 1/120 of the Account Balance, calculated as described in this definition.  The following month, the payment shall be 1/119 of the Account Balance, calculated as described in this definition.

1.34	Participant

"Participant" shall mean an Employee who is selected to participate in this Plan and who elects to participate in this Plan in accordance with Section 2.  Status as a Participant shall continue for as long as the individual has an Account Balance under this Plan, even if the Participant is no longer an Employee.  A spouse or former spouse of a Participant shall not be treated as a Participant even if such spouse has an interest in the Participant's benefits under this Plan.

1.35	Performance-Based Retirement Equivalent Account

"Performance-Based Retirement Equivalent Account" shall mean an account on the books of the Company that reflects (i) the sum of a Participant's Performance-Based Retirement Equivalent Amount, plus (ii) amounts credited in accordance with the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from such account.

1.36	Performance-Based Retirement Equivalent Amount

"Performance-Based Retirement Equivalent Amount" shall mean, for any Plan Year, the amount determined in accordance with Section 3.6.

1.37	Plan

"Plan" shall mean this Deferred Compensation Plan for Key Employees, as it may be amended from time to time.

1.38	Plan Year

"Plan Year" shall mean, except for the first Plan Year, a period beginning on January 1 of each year and continuing through December 31 of such year.

1.39	Pre-Retirement Survivor Benefit

"Pre-Retirement Survivor Benefit" shall mean the benefit set forth in Article 7.

1.40	Retirement, Retire(s), Retired

"Retirement," "Retire(s)" or "Retired" shall mean, with respect to an Employee, Termination of Employment on or after the earlier of the attainment of (a) age 62 or (b) age 55 with 5 Years of Service.

1.41	Retirement Benefit

"Retirement Benefit" shall mean the benefit set forth in Article 6.

1.42	Section 16 Insider

"Section 16 Insider" shall mean any participant who is, with respect to the Company, subject to Section 16 of the Exchange Act.

1.43	SERP Rollover Account

"SERP Rollover Account" shall mean an account on the books of the Company that reflects (i) a Participant's SERP Rollover Amounts, plus (ii) amounts credited to the Participant's SERP Rollover Account in accordance with the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's SERP Rollover Account.

1.44	SERP Rollover Amount

"SERP Rollover Amount" for any Plan Year shall mean the amount determined in accordance with Section 3.5.

1.45	Specified Amount Installment Method

"Specified Amount Installment Method" means installment payments according to a schedule prepared by the Participant and in a form and amount acceptable to the Company's Executive Plans Committee.  The amounts of each installment payment need not be equal.  Installment payments shall continue until the earlier of (a) the exhaustion of the Participant's Account Balance, and (b) the period elected by the Participant.  The installment payments shall be made monthly for cash amounts and annually for stock amounts.

1.46	Specified Employee

"Specified Employee" means a "key employee" (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Employer.  For purposes of this Plan, a Participant is a key employee if he or she meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on an identification date.  If a Participant is a key employee as of an identification date, he or she is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the identification date.  The Committee may designate any date in a calendar year as the identification date provided that it uses the same identification date with respect to all arrangements, and any change to the identification date may not be effective for a period of 12 months.  If no identification date is designated, the identification date is December 31.  The Committee may prospectively designate an identification date through a separately adopted document.

1.47	Stock

"Stock" shall mean the common stock of the Company's parent, Puget Energy, Inc., that is traded on the New York Stock Exchange or the common stock of any successor to Puget Energy, Inc. that is publicly traded.  All references in this Plan to "Puget Energy, Inc." shall be deemed to include its successor.  To the extent such successor's stock is traded on an exchange other than the New York Stock Exchange, all references in the Plan to "New York Stock Exchange" shall be deemed to include such other exchange.

1.48	Stock Fund

"Stock Fund" shall mean the Measurement Fund that corresponds to the fair market value of Stock.

1.49	Termination Benefit

"Termination Benefit" shall mean the benefit set forth in Article 8.

1.50	Termination of Employment

"Termination of Employment" shall mean a "separation from service" as an Employee within the meaning of Code Section 409A, voluntarily or involuntarily, for any reason other than Disability, death or an authorized leave of absence.

1.51	Trust

"Trust" shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of June 16, 1997, between the Company and The Bank of New York as trustee, as amended from time to time.

1.52	Trustee

"Trustee" shall mean the financial institution acting at the time as trustee of the Trust.

1.53	Unforeseeable Financial Emergency

"Unforeseeable Financial Emergency" shall mean, as defined by Code Section 409A, a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant's spouse or dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  For example: (a) imminent foreclosure of or eviction from the Participant's primary residence may constitute an Unforeseeable Emergency; (b) the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medication, may constitute an Unforeseeable Emergency; (c) the need to pay for the funeral expenses of a spouse, a Beneficiary, or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) may also constitute an Unforeseeable Emergency; and (d) the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

1.54	Years of Service

"Years of Service" shall mean the total number of years in which one or more Employers have employed a Participant.  For purposes of this definition, a year of employment shall be a 365-day period (or 366-day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on the anniversary of that hiring date.  Any partial year of employment shall not be counted.

2.	Selection; Enrollment; Participation

2.1	Selection by Committee

Participation in this Plan shall be limited to a select group of management and highly compensated Employees chosen for participation by the Committee in its sole discretion.

2.2	Enrollment Requirements

Each Employee selected for participation in this Plan shall complete and return to the Committee an election form, a beneficiary designation form and such other material as the Committee may request, within 30 days after selection to participate.

2.3	Eligibility; Commencement of Participation

An Employee selected to participate in this Plan shall commence participation on the first day of the month following the month in which the Employee properly completes all enrollment requirements.  An Employee who does not complete the requirements within the time required in Section 2.2 shall not be eligible to participate in this Plan until the first day of the Plan Year following delivery to and acceptance by the Committee of the required forms.

3.	Deferrals; Employer Contributions; Limits

3.1	Deferral Elections

An Employee first selected to participate in this Plan may make an irrevocable election to defer all or a designated portion of Base Salary, Annual Bonus and any Long-Term Incentive Award (to the extent determined by the Committee) that may be otherwise payable for such Plan Year.  The election shall be effective only with respect to compensation paid for services performed during the Plan Year after such election.  The Participant must deliver a completed election form to the Committee within 30 days after selection, in order to participate for such Plan Year.

For each succeeding Plan Year, the Participant may make an irrevocable election to defer all or a designated portion of Base Salary, Annual Bonus and any Long-Term Incentive Award (to the extent determined by the Committee) that may be otherwise payable for such Plan Year by delivering to the Committee a new election form by December 31 of the preceding Plan Year, or such earlier deadline set by the Committee.  If no election form is timely delivered to the Committee for any Plan Year, the Participant's Annual Deferral Amount for that Plan Year shall be zero.

3.2	Withholding of Annual Deferral Amounts

Base Salary, Annual Bonus and Long-Term Incentive Awards deferred under this Plan shall be withheld at the time they otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.3	Annual Investment Plan Restoration Amount

A Participant's Annual Investment Plan Restoration Amount for any Plan Year shall be equal to the reduction in Employee contributions to the Investment Plan that are attributable to the Participant's election to defer Base Salary or Annual Bonus under this Plan (but only if such election included a "spillover" election from the Investment Plan to this Plan pursuant to Treasury Regulation Section 1.409A-3(j)(5)), credited monthly as an employer contribution, plus an amount equal to the sum of (i) Employer matching contributions that would have been credited to the Participant's account under the Investment Plan but for the reduction in Employee contributions to that Plan or the timing and amount of the Participant's deferrals under the Investment Plan, (ii) Employer required contributions that would have been credited to the Participant's account under the Investment Plan but for the reduction in Employee compensation due to deferrals hereunder, and (iii) Employer required contributions that would have been credited to the Participant's account under the Investment Plan but for the limitations in Code Section 401(k)(3) and may have been credited monthly.  If a Participant is not an Employee as of the first and last days of a Plan Year (unless due to Retirement or death), any Annual Investment Plan Restoration Amount for such Plan Year and not previously credited shall be zero.  If a Participant Retires or dies during a Plan Year, any Annual Investment Plan Restoration Amount not previously credited shall be credited with a prorated amount, based on the Participant's contributions through the date of Retirement or death.

3.4	Annual Cash Balance Restoration Amount

If a Participant is eligible to participate in the Cash Balance Plan and contributions to his or her account under such Plan, or his or her accrued benefit under such Plan, are reduced for any Plan Year in order to satisfy the limitations in Code Section 415(e), or if contributions to the Participant's account under the Cash Balance Plan are reduced in any Plan Year as a result of the Participant's election to defer Base Salary or Annual Bonus under this Plan, then in any such case the Participant's Cash Balance Restoration Account shall be credited as an employer contribution with an amount that is equal to or (as determined by the Committee in its discretion) is the actuarial equivalent of such reductions.  The amount so credited shall be the Annual Cash Balance Restoration Amount for that Participant.  If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of Retirement or death, the Annual Cash Balance Restoration Amount for such Plan Year shall be zero.  If a Participant Retires or dies during a Plan Year, the Annual Cash Balance Restoration Amount shall be credited with a prorated amount based on the Participant's deferred Base Salary or Annual Bonus for such Plan Year through the date of Retirement or death.

3.5	SERP Rollover Amount

If elected by a Participant according to the terms of the Company's Supplemental Executive Retirement Plan, the SERP Rollover Amount, if any, shall be credited to the Participant's SERP Rollover Account as of the date of retirement.  The SERP Rollover Amount shall be paid pursuant to the Participant's payment election based on the same terms and conditions as applicable to Retirement Benefits under Section 6.2, with a Participant's initial payment election made within 30 days of the Participant's initial eligibility under the SERP or on or before December 31, 2008 in accordance with Code Section 409A and all applicable transition guidance thereunder.

3.6	Performance-Based Retirement Equivalent Amount

For each Plan Year, a Participant's Performance-Based Retirement Equivalent Amount shall be calculated and credited as an employer contribution to the Participant's Performance-Based Retirement Equivalent Account in accordance with the Participant's employment agreement or other agreement with the Employer, as applicable.  The Employer may credit different amounts for different Participants.  A credit awarded to one Participant shall not bind the Employer to credit any amount to any other Participant.  The Participant's Performance-Based Retirement Equivalent Account shall vest over a period and in such manner as provided under the Participant's employment agreement or other agreement with the Employer, as applicable.  To the extent a Participant is not fully vested in his or her Performance-Based Retirement Equivalent Account at the time of his or her Termination of Employment, death or Disability, or upon the termination of this Plan, all unvested amounts therein shall be forfeited and neither the Participant nor his or her Beneficiary shall have any further interest in such amounts.

4.	Vesting; Crediting; Taxes

4.1	Vesting

Except as set forth in Section 3.6, a Participant's Account Balance shall at all times be fully vested; provided, however, that any portion of the Participant's Account Balance attributable to a deferral of benefits from a Company benefit plan other than this Plan shall be nonforfeitable to the same extent, and under the same terms and conditions, as set forth in the vesting provisions of such other Company benefit plan.

4.2	Crediting or Debiting of Account Balances

Amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules and such other rules and procedures as the Committee may establish in its discretion:

(a)	Selection of Measurement Funds

In connection with an initial deferral election a Participant shall select one or more Measurement Funds to be used to determine the amounts to be credited to the Account Balance; provided, however, that the Performance-Based Retirement Equivalent Amount shall be credited only to the Company Stock Fund and may not thereafter be reallocated to any other Measurement Fund.  A Participant may change a selection by submitting a new election to the Committee on a form approved by the Committee.  Any such selection shall take effect in the calendar quarter next succeeding the quarter in which the election form is received by the Committee, and shall continue in effect thereafter until changed in accordance with this Section 4.2(a).  The Participant shall specify, in increments of 10%, the percentage of the Account Balance to be allocated to any Measurement Fund.  However, if a Participant is in payment status under the Monthly Installment Method or the Annual Installment Method, he or she shall only be allowed to reallocate funds to or from his or her Company Stock Fund account by December 31 of any Plan Year, to be effective the following January 1.  Participants who are Section 16 Insiders may reallocate funds to or from their Company Stock Fund account only in accordance with the foregoing provisions of this Section 4.2(a), Company policies on insider trading and in compliance with the rules for "Discretionary Transactions" as defined in Rule 16b-3 (or any successor provision) under the Exchange Act.

Notwithstanding the foregoing, a Participant's direction to credit future contributions in the Company Stock Fund shall become ineffective as of the date specified by the Committee in connection with the Exchange and the portion of future contributions to which such direction applies shall thereafter be credited in such Measurement Funds as the Committee shall specify until such time as the Participant changes such direction with respect to future contributions.

(b)	Crediting of Measurement Funds

The Committee may, in its sole discretion, discontinue, substitute or add any Measurement Funds, but at least two Measurement Funds will always be available.  Deferrals of Long-Term Incentive Awards shall be credited to Company Stock Fund accounts in the form of stock units equal in number to (i) the number of shares of Stock payable and (ii) the number of shares that could be purchased with any cash amount so allocated, based on the Fair Market Value of the Stock on the date the account is so credited.  Performance-Based Retirement Equivalent Amounts shall be credited to Company Stock Fund accounts in the form of stock units equal in number to that which is determined under the terms of a Participant's employment agreement or other agreement with the Employer, as applicable.

A Participant's Account Balance, other than amounts allocated to the Company Stock Fund, shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant.  Performance shall be determined by the Committee in its sole discretion as if (i) the Participant's Account Balance were invested in the Measurement Funds selected by the Participant, in the percentages applicable during such calendar quarter, as of the close of business on the first business day of such calendar quarter, at the closing price on such date, (ii) the portion of the Annual Deferral Amount that was actually deferred during any calendar quarter was invested in the Measurement Funds selected by the Participant, in the percentages applicable to such calendar quarter, no later than the close of business on the tenth business day after the day on which such amounts are actually deferred through reductions in payroll, at the closing price on such date, and (iii) any distribution made to a Participant that decreases such Participant's Account Balance was withdrawn from the Measurement Funds, in the percentages applicable to such calendar quarter, no earlier than the valuation date described in this Section 4.2(b), at the closing price on such date.  The Annual Investment Plan Restoration Amount, and Annual Cash Balance Restoration Amount shall be credited to a Participant's Account Balances for purposes of this Section 4.2(b) as of the close of business on the first business day in February of the Plan Year following the Plan Year to which they relate.

Prior to the Exchange, a Participant's Account Balance that is allocated to the Company Stock Fund shall be credited with stock units at the time they would have been paid if the shares would have been held by the Participant, with additional stock units equal in number to the number of shares of Stock that could be purchased with the amount of any cash dividends or other distributions that would be payable on the number of shares of Stock that equals the number of stock units in such account.  The number of stock units credited to a Participant's Account Balance shall be appropriately adjusted to reflect (i) Stock splits, Stock dividends and other like adjustments in such Account Balance that were allocated to the Company Stock Fund, and (ii) any distributions made to a Participant that decrease the portion of such Account Balance allocated to the Company Stock Fund.  Following the Exchange, the provisions of Section 4.2(e) shall apply.

(c)	Form and Amount of Payment

Prior to the Exchange, a Participant's Account Balance that is allocated to the Company Stock Fund shall be payable only in Stock, plus cash for any fractional shares, and the remainder of the Participant's Account Balance shall be paid in cash.  After the Exchange, the Participant's Account Balance shall be paid only in cash, including with respect to the future payment of any Retirement Benefits or other distributions that commenced prior to the Exchange.

Lump sum payments are valued as of the valuation date immediately preceding the following: (i) the Participant's date of Termination, date of Retirement, death or Disability, (ii) the first business day for the appropriate Plan Year for deferrals designated as Interim Payments, or (iii) when approved by the Committee for payments due to Unforeseeable Financial Emergencies pursuant to Section 5.3.  All other payments are valued as of the valuation date immediately preceding the date on which the payment is processed.

(d)	No Actual Investment

The Measurement Funds are to be used for measurement purposes only.  A Participant's selection of a Measurement Fund and the crediting or debiting of amounts to a Participant's Account Balance based on such selection shall not be considered or construed as an actual investment in any such Measurement Fund.  If the Company or the Trustee, in its discretion, invests assets in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments.  Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust.  With respect to Account Balances and other rights under this Plan, the Participant shall at all times be and remain an unsecured general creditor of the Company.

(e)           Crediting of Company Stock Fund After the Exchange

Notwithstanding Section 4.2(b) or any other provision herein to the contrary, reallocation of a Participant's Account Balance to, and investment of new contributions in, the Company Stock Fund shall cease as of such date preceding the Exchange as is designated by the Committee.  Immediately following the reallocation contemplated by this Section 4.2(e), the Company Stock Fund shall cease to be offered as a Measurement Fund under the Plan.

As soon as administratively practicable after the Exchange, the portion of a Participant's Account Balance that is invested in the Company Stock Fund (including any Stock dividends credited after the Exchange) shall be reallocated among the remaining Measurement Funds in accordance with investment directions provided by the Participant expressly for such purpose or, to the extent such investment directions are not received by the Committee (or its delegate) by the date specified by the Committee, to the fund or funds specified by the Committee.

4.3	FICA and Other Taxes

The Employer shall withhold from all forms of compensation related to deferrals under this Plan, in any reasonable manner determined by the Employer, the Participant's share of FICA and other employment or self-employment taxes that may be required to be withheld.

4.4	Withholding on Payments

The Employer or the Trustee shall withhold from any payments made to a Participant or Beneficiary all federal, state and local income, employment and other taxes required to be withheld from such payments, in amounts and in a manner determined in the discretion of the Employer and the Trust.  In accordance with applicable law, the Employer may withhold from any distribution under this Plan any amount owed by the Participant to any Employer, but in no event more than $5,000 per year and as otherwise limited by Code Section 409A.

5.	Interim Payments; Unforeseeable Financial Emergencies

5.1	Interim Payments

A Participant may irrevocably elect, by December 31st of the year preceding the Plan Year covered by this election, to receive an Interim Payment from this Plan with respect to any Annual Deferral Amount for such Plan Year.  The Interim Payment shall be an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 4.2 on that amount, determined at the time that the Interim Payment becomes payable.  Each such Interim Payment shall be paid in a lump sum within 60 days after the last day of any Plan Year designated by the Participant that is at least two Plan Years after the Plan Year in which the Annual Deferral Amount is deferred.  For example, if a two-year Interim Payment is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2009, the two-year Interim Payment would become payable during a 60-day period commencing January 1, 2012.

5.2	Other Benefits Take Precedence Over Interim Payments

Payments for reason of Termination of Employment, Retirement, death, Disability or an Unforeseeable Financial Emergency take precedence over Interim Payments.  Payments under those circumstances may be made from Annual Deferral Amounts that otherwise would be payable as Interim Payments.

5.3	Payments and Cancellations for Unforeseeable Financial Emergencies

If a Participant experiences an Unforeseeable Financial Emergency, the Participant may request a partial or full payment from the Plan.  Such payment shall not exceed the lesser of the Participant's Account Balance or the amount reasonably necessary to satisfy the Unforeseeable Financial Emergency (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated from the distribution).  A payment on account of an Unforeseeable Financial Emergency will not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cancellation of deferrals under this Plan.  If the Committee approves such a request, the Participant's deferral election then in place shall be cancelled for the remainder of the Plan Year effective on the date of approval and any payment shall be made within 60 days of the date of approval.

6.	Retirement Benefit

6.1	Retirement Benefit

A Participant who Retires shall receive his or her vested Account Balance as a Retirement Benefit.

6.2	Payment of Retirement Benefit

(a)	Timing and Form

A Participant may elect at the same time as his or her initial deferral election, in a manner determined by the Committee, to receive Retirement Benefits in a lump sum, under the Fixed Amount Installment Method, Annual Installment Method, Monthly Installment Method or Specified Amount Installment Method of not more than 20 years (240 months); provided, however, that to the extent a Participant receives Retirement Benefits in Stock from the Company Stock Fund, a Participant may elect to receive such Retirement Benefits only in a lump sum or under the Annual Installment Method or Specified Amount Installment Method for the same period that benefits from the other Measurement Funds are elected and paid.  The election may be changed in accordance with subsection (b) below.  The election most recently accepted by the Committee shall govern the payment of the Retirement Benefit.  If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum.  The lump sum payment shall be made no later than 60 days after the date the Participant Retires.  Installment payments shall commence no later than 60 days after the Participant Retires; however, any annual distributions from the Company Stock Fund shall be distributed in the subsequent year in January.  Notwithstanding the foregoing sentence to the contrary, to the extent the payment of Retirement Benefits commenced prior to the Exchange and remain outstanding at the time of the Exchange, future payments of the Participant's Account Balance converted from the Company Stock Fund to another Measurement Fund in accordance with Section 4.2(a) shall thereafter be paid in cash on a monthly basis throughout the year in which payment would otherwise have been made in Company Stock in January of such year.

(b)	Subsequent Payment Elections

A Participant may elect to delay a payment or to change the form of payment of his or her vested Account Balance only under the following conditions:

(1)	The election does not take effect until as least 12 months after the date on which the election is made; and

(2)
With respect to elections related to payments made for reasons other than on account of death, Disability or an Unforeseeable Financial Emergency, the payment with respect to which such election is made shall be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of any method of installment payments, each of which are treated as a single payment for purposes of Code Section 409A, five years from the date the first amount was scheduled to be paid).  Any such election may be made only two times by the Participant covering each specific class year of deferrals.

(c)	Required Delay in Payment to Specified Employees

In the case of any Specified Employee, payments due upon Termination of Employment or Retirement shall not be made before the date that is six months after the date of such Termination or Retirement.  In the case of any method of installment payments, payments due upon Termination of Employment or Retirement shall be delayed by six months from the date the first amount was scheduled to be paid.

6.3	Death Prior to Completion of Retirement Benefit

If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the unpaid Retirement Benefit payments shall be paid to the Participant's Beneficiary within 60 days after the date of the Participant's death.  Payment shall be made in the same manner and in the same amounts as the benefit would have been paid to the Participant had the Participant survived.

7.	Death Prior to Retirement

7.1	Pre-Retirement Survivor Benefit

The Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's vested Account Balance, if the Participant dies before Retirement.

7.2	Payment of Pre-Retirement Survivor Benefit

A Participant may elect at the same time as his or her initial election, in a manner determined by the Committee, whether the Pre-Retirement Survivor Benefit shall be paid to his or her Beneficiary in a lump sum or pursuant to the Fixed Amount Installment Method, Annual Installment Method, Monthly Installment Method or Specified Amount Installment Method of not more than 20 years (240 months); provided, however, that to the extent a Beneficiary receives Retirement Benefits in Stock from the Company Stock Fund, a Participant may elect to have such Retirement Benefits paid to his or her Beneficiary only in a lump sum or under the Annual Installment Method or Specified Amount Installment Method for the same period that benefits from other Measurement Funds are elected and paid.  The Participant may change this election to any allowable alternative payment period by submitting a new election to the Committee, in a form approved by the Committee; provided that the election complies with Section 6.2(b).  The election most recently accepted by the Committee prior to the Participant's death shall govern the payment of the Participant's Pre-Retirement Survivor Benefit.  If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum.  A lump sum payment shall be made no later than 60 days after the Participant's death.

8.	Termination

8.1	Termination Benefit

A Participant who is not eligible for a Retirement Benefit or Disability Benefit shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance.  Any nonvested balances or restricted shares in the Company Stock Fund shall be forfeited.

8.2	Payment of Termination Benefit

At the time of a Participant's Termination of Employment, his or her Account Balance shall be paid in a lump sum (the "Termination Benefit").  Such lump sum payment shall be made no later than 60 days after the date of Termination of Employment.

9.	Disability; Leave of Absence

9.1	Disability Benefit

If the Committee determines that a Participant is Disabled, he or she shall receive a Disability Benefit equal to his or her vested Account Balance at the time of the Committee's determination.  The Disability Benefit shall be paid in a lump sum within 60 days of the Committee's determination.

9.2	Paid Leave of Absence

A Participant who is on a paid leave of absence shall continue to be considered employed by the Employer, and deferrals shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.

10.	Beneficiary Designation

10.1	Beneficiary

Each Participant shall have the right to designate one or more Beneficiaries (including primary and contingent Beneficiaries) to receive any benefits payable under this Plan.  The Beneficiary may be the same as or different from the Beneficiary designated under any other plan in which the Participant participates.

10.2	Change; Spousal Consent

A Participant shall have the right to change a Beneficiary by completing a new beneficiary designation on a form approved by the Committee.  If the Participant designates someone other than his or her spouse as a Beneficiary, the spouse must consent to the designation in writing on a form approved by the Committee, and the signed consent form must be returned to the Committee.  The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to the Participant's death.

10.3	No Beneficiary Designation

If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under this Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

10.4	Doubt as to Beneficiary

If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold payments until the matter is resolved to the Committee's satisfaction.

10.5	Discharge of Obligations

The payment of benefits under this Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant and any other Beneficiary.

11.	Termination; Amendment or Modification

11.1	Termination

Although each Employer anticipates that it will continue this Plan for an indefinite period of time, it reserves the right to terminate this Plan at any time.  Upon termination, the vested Account Balances of the affected Participants shall be paid to the extent permissible under the requirements of Code Section 409A.

11.2	Amendment

The Company may, at any time, amend or modify this Plan in whole or in part; provided, that no amendment or modification shall decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire.  The amendment or modification of this Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under this Plan as of the date of the amendment or modification.

11.3	Effect of Payment

The full payment of the applicable benefit under Article 5, 6, 7 or 8 or Section 9.2 shall completely discharge all obligations of the Employers and the Committee to a Participant and his or her designated Beneficiaries under this Plan.

12.	Administration

12.1	Committee Duties

This Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board may appoint.  Members of the Committee may be Participants.  The Committee shall have the discretion and authority, subject to Section 11.2, to make amendments to this Plan, or in its discretion it may recommend amendments to the Board for its action.  The Committee shall have the discretion and authority to make, amend, interpret and enforce appropriate rules and regulations for the administration of this Plan and to decide or resolve, in its discretion, any and all questions involving interpretation of this Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2	Administrative Committee; Agents

The Committee may, from time to time, appoint an Administrative Committee and delegate to the Administrative Committee such duties and responsibilities (but not the authority to amend this Plan) with respect to this Plan as the Committee may determine.  The Committee, and the Administrative Committee, may employ agents and delegate to them such duties as either Committee sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

12.3	Binding Effect of Decisions

The decisions or actions of the Committee, and of the Administrative Committee, with respect to the administration, interpretation and application of this Plan and the rules and regulations hereunder shall be final and conclusive and shall be binding on all persons having any interest in this Plan.

12.4	Indemnity of Committee and Administrative Committee

The Company shall indemnify and hold harmless the members of the Committee and the Administrative Committee, and any agent or employee to whom the duties of the Committee or the Administrative Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, the Administrative Committee or any of their members or any such agent or employee.

13.	Other Benefits and Agreements

The benefits provided for a Participant and Participant's Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program of the Participant's Employer.  This Plan shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

14.	Claims Procedures

14.1	Filing a Claim

A Participant or a Beneficiary, or the authorized representative of either (the "Claimant"), who believes that he or she is then entitled to benefits hereunder may file a written claim for such benefits with the Vice President of Human Resources.  The Vice President of Human Resources may prescribe a form for filing such claims, and, if it does so, a claim will not be deemed properly filed unless such form is used, but the Secretary of the Vice President of Human Resources shall provide a copy of such form to any person whose claim for benefits is improper solely for this reason.

14.2	Claim Review

Claims that are properly filed will be reviewed by the Vice President of Human Resources, which will make its decision with respect to such claim and notify the Claimant in writing of such decision within 90 days (45 days in the case of a claim related to a Participant's Disability) after its receipt of the written claim; provided that the 90-day period (45-day period in the case of a claim related to a Participant's Disability) can be extended for up to an additional 90 days (30 days in the case of a claim related to a Participant's Disability) if the Vice President of Human Resources determines that special circumstances require an extension of time to process the claim and the Claimant is notified of the extension, and the reasons therefor, prior to the commencement of the extension.  If the claim is wholly or partially denied, the written response to the Claimant shall include:

(a)	the specific reason or reasons for the denial;

(b)	reference to the specific Plan provisions on which the denial is based;

(c)	a description of any additional information necessary for the Claimant to perfect his or her claim and an explanation why such information is necessary;

(d)	a description of this Plan's claim appeal procedure (and the time limits applicable thereto), as set forth in Section 14.3;

(e)	a statement of the Claimant's right to bring a civil action under ERISA following an adverse determination on appeal; and

(f)	in the case of an adverse benefit determination related to the Participant's Disability:

(i)
if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(ii)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

14.3	Appeal

If the claim is denied in whole or in part, the Claimant may appeal such denial by filing a written request for appeal with the Administrative Committee within 60 days (180 days in the case of a claim related to the Participant's Disability) of receiving written notice that the claim has been denied.  Such written request for appeal should include:

(a)	a statement of the grounds on which the appeal is based;

(b)	reference to the specific Plan provisions that support the claim;

(c)	the reason or argument why the Claimant believes the claim should be granted and evidence supporting each reason or argument; and

(d)	any other comments, documents, records or other information relating to the claim that the Claimant wishes to include.

Appeals will be considered by the Administrative Committee, which will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered by the Vice President of Human Resources in making its initial determination.  The Administrative Committee will make its decision with respect to any appeal, and notify the Claimant in writing of such decision, within 60 days (45 days in the case of a claim related to the Participant's Disability) after the its receipt of the written request for appeal; provided that the 60-day period (45-day period in the case of a claim related to the Participant's Disability) can be extended for up to an additional 60 days (45 days in the case of a claim related to the Participant's Disability) if the Administrative Committee determines that special circumstances require an extension of time to process the appeal and the Claimant is notified of the extension, and the reasons therefor, prior to the commencement of the extension.  During the appeal period, the Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, documents, records and other information relevant to his or her claim.

In the event the claim is denied on appeal, the written denial will include:

(a)	the specific reason or reasons for the denial;

(b)	reference to the specific Plan provisions on which the denial is based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim;

(d)	a statement of the Claimant's right to bring a civil action under ERISA; and

(e)	in the case of an adverse benefit determination related to the Participant's Disability:

(i)
if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(ii)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

14.4	Standard of Review

Any further review, judicial or otherwise, of the Administrative Committee's decision on the Claimant's claim will be limited to whether, in the particular circumstances, the Administrative Committee abused its discretion.  In no event will such further review, judicial or otherwise, be on a de novo basis, because the Administrative Committee has discretionary authority to determine eligibility for benefits and to construe and interpret the terms and provisions of this Plan.

14.5	Legal Action

Compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.  If a Claimant wishes to file a court action after exhausting the foregoing procedures, the Claimant must file such action in a court of competent jurisdiction within 180 days after the date of the Committee's written denial of the appeal.  Court actions may not be commenced after such 180-day period.

15.	Trust

15.1	Establishment of the Trust

Each Employer shall at least annually transfer to the Trust such assets as it determines, in its sole discretion, are necessary to provide, on a present value basis, for its liabilities under this Plan.

15.2	Relationship of This Plan and the Trust

The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to this Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall remain liable to carry out its obligations under this Plan.

15.3	Distributions from the Trust

Each Employer's obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce pro tanto the Employer's obligations under this Plan.

16.	Miscellaneous

16.1	Status of Plan

This Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  This Plan shall be administered and interpreted in a manner consistent with that intent.

16.2	Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer or of the Trust.  For purposes of the payment of benefits under this Plan, any and all of an Employer's assets including any assets of the Trust shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer's obligation under this Plan shall consist solely of an unfunded and unsecured promise to pay money in the future.

16.3	Employer's Liability

An Employer's liability for the payment of benefits shall be defined only by this Plan.  No Employer shall have any obligation to a Participant under this Plan except as expressly provided in this Plan.

16.4	Nonassignability

Neither a Participant nor a Beneficiary nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof.  All of such rights are expressly declared to be unassignable and nontransferable.  None of the amounts payable under this Plan shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, except to the extent required by a court order as described in Section 16.13 of this Plan.

16.5	Not a Contract of Employment

The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is an "at will" employment relationship that can be terminated at any time for any reason, or for no reason, with or without cause, and with or without notice, unless expressly provided otherwise in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6	Furnishing Information

A Participant or Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and shall take such other actions as may be requested in order to facilitate the administration of this Plan and the payments of benefits hereunder, including, but not limited to, taking such physical examinations as the Committee may deem necessary.

16.7	Captions

The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.8	Governing Law

Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Washington without regard to its conflicts of laws principles.

16.9	Notice

Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Vice President, Human Resources

Puget Sound Energy, Inc.

P.O. Box 90868

Bellevue, WA 98009-0868

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.10	Successors

The provisions of this Plan shall bind and inure to the benefit of the Company, the Employers and their successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.11	Validity

If any provision of this Plan shall be found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.12	Incompetence

If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate, prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under this Plan for such payment amount.

16.13	Court Order

The Committee is authorized to make any payments directed by court order.  If a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under this Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under this Plan to that spouse or former spouse.

16.14	Insurance

The Employers, on their own behalf or on behalf of the Trustee, and, in their sole discretion, may apply for and procure insurance on the life of any Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the Trustee, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.15	Compliance with Code Section 409A

The Plan is intended to comply with the requirements of Code Section 409A (including current IRS guidance) and to conform to the current operation of the Plan.  Notwithstanding any provision to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention, so as to avoid the predistribution inclusion in income of amounts deferred under the Plan and the imposition of any additional tax or interest thereon.  In addition, the Plan shall be deemed to be amended, and any deferrals and distributions hereunder shall be deemed to be modified, to the extent permitted by and necessary to comply with Code Section 409A and to avoid or mitigate the imposition of additional taxes under Code Section 409A.  Notwithstanding the foregoing, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A from a Participant or any other individual to the Company or any of its affiliates, employees or agents.

[Signature appears on following page.]

IN WITNESS WHEREOF, the Company has signed this Plan document as of the date indicated below.

PUGET SOUND ENERGY, INC.

By: /s/ Jennifer L. O’Connor

Title: Senior Vice President, General Counsel, Coporate Secretary, and Chief Ethics & Compliance Officer

Dated: December 19, 2008